Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-21887
PROSPECTUS SUPPLEMENT NO. 7
(to prospectus dated February 6, 1998)
3,471,356 Shares
First Industrial Realty Trust, Inc.
Common Stock
     This prospectus supplement supplements information contained in the “Selling Stockholders” section of the prospectus dated February 6, 1998 relating to the potential offer and sale from time to time of up to 3,471,356 shares of common stock of First Industrial Realty Trust, Inc. by the selling stockholders. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus dated February 6, 1998, including any supplements or amendments to such prospectus.
     The table below reflects the following transactions:
•	The transfer by the estate of Abraham Punia, who is no longer a selling stockholder, of 307 units to Constance E. Punia.

	Number of shares and units owned	Number of shares
Name	before the offering	offered hereby

Constance E. Punia	307	307
The date of this prospectus supplement is November 30, 2010.